UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 21, 2014

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

TWENTY-FIRST CENTURY FOX, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Twenty-First Century Fox, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) on March 21, 2014. A brief description of the matter voted upon at the Special Meeting and the results of the voting on such matter is set forth below.

Proposal 1: A proposal to approve the Company making a request for removal of its full foreign listing from the Australian Securities Exchange (the “ASX”) passed and was voted upon as follows:

For:	430,567,992
Against:	102,010,042
Abstain:	62,028

The Board of Directors of the Company elected to condition the Company’s request for removal of its full foreign listing from the ASX on receipt of the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock as of the record date for the Special Meeting, without giving effect to the suspension of voting rights of non-U.S. stockholders (the “Condition to Approval”). The Condition to Approval was satisfied based on the following tabulation:

For:	500,299,698
Against:	144,969,733
Abstain:	79,402

A copy of the Company’s press release announcing the stockholders’ approval of this matter is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

99.1	Press release of Twenty-First Century Fox, Inc., dated March 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC. (REGISTRANT)

By:	/s/ Janet Nova
Janet Nova
Executive Vice President and Deputy Group General Counsel

Dated: March 21, 2014

Exhibit Index

Exhibit No.	Description

99.1	Press release of Twenty-First Century Fox, Inc., dated March 21, 2014.